EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-51927 of HCB Bancshares, Inc. on Form S-8 of our report dated July 31, 2003, incorporated by reference in the Annual Report on Form 10-K of HCB Bancshares, Inc. for the year ended June 30, 2003.



/s/ BKD, LLP

Little Rock, Arkansas
September 23, 2003